                                                                    EXHIBIT 12.1

                           NATIONAL CITY CORPORATION

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                               DECEMBER 31,                                    MARCH 31,
                                    ------------------------------------------------------------------    --------------------
                                       1993          1992          1991          1990          1989         1994        1993
                                    ----------    ----------    ----------    ----------    ----------    --------    --------
FIXED CHARGES:
  Interest on indebtedness........  $  147,945    $  156,924    $  251,433    $  348,858    $  352,971    $ 39,306    $ 32,541
  Portion of rents representative
    of interest factor............      14,609        14,041        13,704        13,107        11,227       3,494       3,599
                                    ----------    ----------    ----------    ----------    ----------    --------    --------
    Fixed charges excluding
      interest on deposits........     162,554       170,965       265,137       361,965       364,198      42,800      36,140
  Interest on deposits............     542,165       722,657     1,092,335     1,252,126     1,205,962     132,422     141,175
                                    ----------    ----------    ----------    ----------    ----------    --------    --------
        Total fixed charges.......  $  704,719    $  893,622    $1,357,472    $1,614,091    $1,570,160    $175,222    $177,315
                                     =========     =========     =========     =========     =========    ========    ========
EARNINGS:
  Income before taxes.............  $  570,962    $  464,293    $  314,182    $  330,706    $  411,125    $150,466    $134,286
  Fixed charges excluding interest
    on deposits...................     162,554       170,965       265,137       361,965       364,198      42,800      36,140
                                    ----------    ----------    ----------    ----------    ----------    --------    --------
        Subtotal..................     733,516       635,258       579,319       692,671       775,323     193,266     170,426
  Interest on deposits............     542,165       722,657     1,092,335     1,252,126     1,205,962     132,422     141,175
                                    ----------    ----------    ----------    ----------    ----------    --------    --------
        Total earnings............  $1,275,681    $1,357,915    $1,671,654    $1,944,797    $1,981,285    $325,688    $311,601
                                     =========     =========     =========     =========     =========    ========    ========
RATIO OF EARNINGS TO FIXED
  CHARGES:
  Excluding interest on
    deposits......................        4.51          3.72          2.18          1.91          2.13        4.52        4.72
  Including interest on
    deposits......................        1.81          1.52          1.23          1.20          1.26        1.86        1.76

                  RATIO OF EARNINGS OF COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                                                               DECEMBER 31,                                    MARCH 31,
                                    ------------------------------------------------------------------    --------------------
                                       1993          1992          1991          1990          1989         1994        1993
                                    ----------    ----------    ----------    ----------    ----------    --------    --------
FIXED CHARGES:
  Preferred dividend
    requirements..................  $   24,563    $   24,242    $   16,970    $        0    $        0    $  5,965    $  6,154
  Interest on indebtedness........     147,945       156,924       251,433       348,858       352,971      39,306      32,541
  Portion of rents representative
    of interest factor............      14,609        14,041        13,704        13,107        11,227       3,494       3,599
                                    ----------    ----------    ----------    ----------    ----------    --------    --------
    Fixed charges excluding
      interest on deposits........     187,117       195,207       282,107       361,965       364,198      48,765      42,294
  Interest on deposits............     542,165       722,657     1,092,335     1,252,126     1,205,962     132,422     141,175
                                    ----------    ----------    ----------    ----------    ----------    --------    --------
        Total fixed charges.......  $  792,282    $  917,864    $1,374,442    $1,614,091    $1,570,160    $181,187    $183,469
                                     =========     =========     =========     =========     =========    ========    ========
EARNINGS:
  Income before taxes.............  $  570,962    $  464,293    $  314,182    $  330,706    $  411,125    $150,466    $134,286
  Fixed charges excluding interest
    on deposits...................     162,554       170,965       265,137       361,965       364,198      48,765      42,294
                                    ----------    ----------    ----------    ----------    ----------    --------    --------
        Subtotal..................     733,516       635,258       579,319       692,671      775,3223     199,231     176,580
  Interest on deposits............     542,165       722,657     1,092,335     1,252,126     1,205,962     132,422     141,175
                                    ----------    ----------    ----------    ----------    ----------    --------    --------
        Total earnings............  $1,275,681    $1,357,915    $1,671,654    $1,944,797    $1,981,285    $331,653    $317,755
                                     =========     =========     =========     =========     =========    ========    ========
RATIO OF EARNINGS TO FIXED
  CHARGES:
  Excluding interest on
    deposits......................        3.92          3.25          2.05          1.91          2.13        4.09        4.18
  Including interest on
    deposits......................        1.75          1.48          1.22          1.20          1.26        1.83        1.73